Exhibit 99.1

PRESS RELEASE

US MEDIA CONTACT:	UK MEDIA CONTACT:
Mary Ellen Ynes	Tillman Braun
A&R Edelman	Braun PR
650-762-2849	0+44 (0) 20 7720 9582
mynes@ar-edelman.com	braun@braunpr.com
Leading U.K. Mobile Service Provider Will Expand Intervoice Media Exchange
Unified Services Platform Deployment
More Than 15 Million Subscribers to Benefit
DALLAS, March 3, 2008 – Intervoice, Inc. (NASDAQ: INTV) announced today that a large mobile service provider in the U.K. will expand its Media Exchange unified services platform to now support more than 15 million subscribers. Previous orders for Media Exchange that were placed by this service provider were announced by Intervoice on March 5, 2007 and June 1, 2007. The value of the additional order, received last week, is currently estimated to be worth approximately $8.0 million. Citing competitive issues, the customer requested anonymity in this announcement.
Intervoice Media Exchange is an open-standards, IP-based, IMS-ready software solution that functions in SIP, TDM or mixed network environments. This multimedia communications platform incorporates industry-leading technology and uses a fully programmable intelligent switch that allows dynamic routing of customer calls, a unique function that provides a seamless migration from legacy voicemail systems to next generation messaging. The flexibility of Intervoice Media Exchange allows service providers to offer customers high levels of personalization in addition to video, web, mobile and fixed line access — all from a single subscriber account. Media Exchange’s innovative applications and multiple access points help providers attract new subscribers, increase usage by current subscribers, and enhance customer satisfaction.
“Media Exchange continues to be the platform of choice for mobile service providers with a growing subscriber base. Today’s announcement is a perfect example of a service provider with a thriving subscriber base who is able to consistently leverage the flexibility of Media Exchange to further enhance its business,” said Jim Milton, President and Chief Operating Officer, Intervoice. “We greatly value the opportunity to work with this industry-leading service provider and look forward to a long future of mutual success.”
Intervoice said it is not unusual for the Company to receive large contracts. This contract or any large contract is not necessarily indicative of the Company’s revenues or earnings for any fiscal quarter. Intervoice currently anticipates recognizing revenue on this contract commencing with its fiscal quarter ending May 2008 and continuing through its fiscal quarter ending May 2009.
About Intervoice
Intervoice is a world leader in delivering natural, intuitive ways for people to interact, transact and communicate.  Intervoice software and professional services enable innovative voice portal, IP contact center, hosted and mobile messaging and self-service applications.  More than 5,000 customers in 80 countries have relied on Intervoice, including many of the world’s leading financial and healthcare institutions, telecommunications companies, utilities, and governments.  For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q.  Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.